Exhibit 99.1
Miami - Atlanta Property Tour April 6 - 7, 2011 AIMCO

Apartment demand, driven by favorable, predictable demographics, is strong. Apartment supply is limited and will return slowly as developers restart programs after several years on the sidelines. Favorable demand and supply fundamentals lead to rent growth. Aimco's portfolio and history of operating success provide opportunity for rent growth similar to other apartment REITs. Aimco's safe leverage will magnify these positive results. Aimco's shares are priced at a discount to its apartment REIT peers. Aimco Value Proposition

Apartment Demand is Strong 60% to 70% of people aged 20 to 34 opt for rental housing.* This age cohort is projected to increase by 2.5 million people in the next three years, and 3.5 million over the next five years. * Source: Green Street Advisors Historically, people aged 60 and over have had a propensity to rent of approximately 18%.* Should propensity to rent in this age cohort remain at historical levels, the aging population alone could create additional demand for rental housing. Source: Moody's Economy.com Source: Moody's Economy.com

Source: Moody's Economy.com. Source: BLS Current Population Survey, January 2011. Represents year-over-year change in the civilian labor force, as defined by the BLS and used in the computation of BLS's unemployment rate. Chart does not refer to nonfarm payroll data. Economist Tom Lawler study results as posted on his blog, CalculatedRisk.com, and quoted in several prominent news publications. Source: Moody's Economy.com The number of employed 20-34 year-old people increased by more than 800,000 during 2010 and by 320,000 in January 2011. As younger people secure jobs, the 32 million people aged 25 to 34 that live with their parents(3) will be looking for housing, with a high propensity to rent. Job growth has been positive since October 2010. (1) Economists expect several years to pass before jobs lost during the recession are recovered. Jobs are Returning

Long-term average Homeownership is at a 10-year low, but still 1.2% above the long-term average. Every 1% decline in the homeownership rate translates into more than 1 million rental households. New supply remains limited in the short term. By 2013, completions should return to levels consistent with the last 20 years.* Source: U.S. Census Bureau, Housing and Household Economic Statistics Division Source: U.S. Census Bureau, Housing and Household Economic Statistics Division * Source: Green Street Advisors, Residential Sector Update, 3/2/2011. Apartment Supply is Limited

* Represents average revenue growth computed by Aimco based on 1) the average of revenue growth projections published by REIS, PPR and AXIOMetrics as of 4Q 2010, and 2) peer market allocation based on 4Q 2010 company reports. Aimco does not endorse or affirm the projected revenue growth published by third parties set forth on this page. These third party projections are provided for informational purposes only, do not represent Aimco's projections for, or estimates of, revenue growth, and are not guarantees of performance. Strong Fundamentals Support Revenue Growth Aimco's increasing portfolio quality and property management strength support future revenue growth consistent with peers. The financial leverage of Aimco's low risk non-recourse property debt and preferred stocks magnifies growth compared to peers. Third party data providers project comparable revenue growth across the apartment REITs.

Excludes casualties and property management expenses. NOI less assumed capital replacement expenditures of $850 per unit. $8.5 billion of sales of lower-rated assets from 2004 through 2010 have improved overall portfolio quality. Average rents ? 42% NOI margin ? 8% Free Cash Flow margin ? 20% Capital Recycling Improves Portfolio Quality

Aimco's Assets are of High Quality

AIMCO

- Aimco measures asset quality by comparing rents to local market averages.

4Q 2010 Average Rents as % of Market in Aimco Target Markets*			
95 - 100%	100% - 110%	110% - 120%	> 120%
Colonial Properties Home Properties	Aimco BRE Camden Essex	AvalonBay EQR UDR	Post Properties

- Aimco asset quality in its target markets, as measured by rents relative to local market averages, is comparable to BRE, Camden and Essex.

* 4Q 2010 Average Rents as % of Market in Aimco Target Markets for peer companies has been computed based on 1) local average market rents as reported by REIS as of 4Q 2010 and 2) 4Q 2010 average rents by market as reported by peer companies, which Aimco has weighted by revenue in each of Aimco's Target Markets as reported by peer companies.

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Aimco is a Reliable Operator * Average of AvalonBay, Camden, Equity Residential, Essex, Home Properties and UDR results as reported individually by SNL Financial. Operating performance exceeds peer average over the last one, three and five years.

Aimco's 2010 Results Above Average 2010 Success Revenue Growth: Total Same Store #2 of 10 apartment REITs* Conventional Same Store #3 of 10 NOI Growth: Total Same Store #2 of 10 Conventional Same Store #2 of 10 Total Portfolio: Revenue 1.0% Expenses -0.9% NOI 2.3% High Average Daily Occupancy 96.1% Record high renewal rate 54% High resident quality Bad debt 0.7% of Revenue * Aimco, AvalonBay, BRE, Camden, Colonial Properties, EQR, Essex, Home Properties, Post Properties and UDR.

Aimco Uses Low-Risk Leverage

AIMCO

Risks of Leverage	Aimco Leverage Approach	Aimco Balance Sheet
Entity risk	❑ Avoid recourse debt.	❑ No recourse debt, other than line of credit.
Repricing risk	❑ Use fixed rate property loans and preferred securities. ❑ Proactively refinance nearer-term property debt maturities to lock in attractive interest rates.	❑ Property debt 90% fixed rate at 12/31/2010. ❑ Project 95%+ fixed at 12/31/2011.
Refunding risk	❑ Ladder maturities of long-term, non-recourse, amortizing property loans. ❑ Maintain little or no near-term debt maturities. ❑ Use perpetual preferred securities.	❑ Weighted-average maturity of debt of eight years is 30% longer than Aimco's apartment peer average*. ❑ Perpetual preferred securities ~13% of Aimco leverage.

* For purposes of this analysis, peer group is comprised of BRE, Camden, Equity Residential, Colonial Properties, Home Properties, Post Properties and UDR, companies that report weighted-average maturity. Data as of 12/31/2010 as reported by SNL Financial.

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By all measures, Aimco is a stronger company today. However, when compared to peers and to historical valuations, Aimco shares traded at a greater discount during 2010 than they did during 2005. Aimco's Shares Are Priced at a Discount Aimco Conventional Portfolio Average rents NOI margin Free cash flow margin Non-recurring revenue as % of total revenue Recourse debt G&A as a % of property revenues Discount to peer median EV / Revenue Discount to peer median Price / Consensus NAV 2005 $811 55% 47% 2.4% $617M 5.8% -25% -5% 2010 $1,052 60% 54% 0.8% None 4.8% -34% -8% % Change + 30% + 8% + 15% - 67% - 100% - 17% - 36% - 60%

Measure (1) Average rents NOI margin G&A as a % of property revenues Aimco + 30% + 8% - 17% Peer Median (2) + 17% + 1% - 1% Data Sources: Green Street Advisors, Apartment REITs: February '06 Update, 2/15/06; Company reports; SNL Financial Operating statistics for Aimco's conventional portfolio. Peer group comprised of AvalonBay, BRE, Camden, EQR, Home Properties, Post Properties and UDR. Colonial Properties has been excluded due to non-comparability of multi-family portfolio between periods. Essex has been excluded because the data for Same Store NOI for the full year 2005 is not available. Source: KeyBanc Capital Markets Aimco's Shares Are Priced at a Discount % Change 2005 - 2010

Miami Market

Miami Market Overview Source: Moody's Economy.com, US Census Bureau, REIS

South Florida Conventional Portfolio * Represents property excluded from same store as occupancy has not been stabilized.

*Average Daily Occupancy South Florida Conventional Portfolio

Flamingo South Beach - North Tower Full concierge service Gated entrance Attached parking garage Swimming pool Spa/hot tub, sauna Sand volleyball, basketball court Fitness center Free WiFi Business center Car care center Convenience store Beauty salon Pet salon Laundry facility/shared laundry room Air conditioning Balcony/patio Washer/dryer Cable TV ready Community Features: Unit Features:

Flamingo South Beach - Center Tower Upgraded kitchen Upgraded features Granite countertops Wood floors Walk-in closets Extra vanity space Air conditioning Washer/dryer Balcony/patio Cable TV ready Unit Features:

Yacht Club at Brickell Apartments Full concierge service Gated entrance Covered parking Clubhouse Business center Swimming pool Fitness center Spa/hot tub Sauna Tennis court, racquetball court Convenience store Dog park Playground Near public transportation Extra storage Upgraded kitchen in select units Granite countertops GE appliances Wood floors Washer/dryer Ceramic tile foyer Walk-in closets Air conditioning Balcony/patio Cable TV ready High speed internet access Breakfast bar Community Features: Unit Features:

Bay Parc Plaza Apartments Gated entrance Clubhouse Swimming pool Fitness center Movie screening room Basketball court Spa/hot tub Sauna Covered parking Broadband internet access Laundry facility Convenience store Pet salon Near public transportation Extra storage Upgraded kitchen and appliances in select units Granite countertops Breakfast bar Ceramic tile foyer Wood floors Double-sink bathroom vanity Washer/dryer Walk-in closets High ceilings Air conditioning Balcony/patio Cable TV ready Alarm system Community Features: Unit Features:

Atlanta Market

Atlanta Market Overview Source: Moody's Economy.com, US Census Bureau, REIS

Atlanta Portfolio * Represents property excluded from same store as a result of a casualty event.

Atlanta Conventional Portfolio *Average Daily Occupancy

Peachtree Park Apartments Swimming Pool Fitness Center Near Public Transportation Upgraded Kitchen and Bath Ceramic Tile Floors Wood Floors Washer / Dryer Walk-in Closets Extra Storage Space Air Conditioning Fireplace Climate Control High Speed Internet Access Breakfast Bar Ceiling Fan Loft-Style Home Community Features: Unit Features:

The Lodge on the Chattahoochee Clubhouse Fitness Center Basketball Court Business Center Swimming Pool Barbecue Area Free WiFi Playground Near Public Transportation High Ceilings Air Conditioning Washer / Dryer Balcony / Patio Microwave Fireplace Climate Control High Speed Internet Access Extra Storage Space Community Features: Unit Features:

The Lodge on the Chattahoochee Redevelopment

AIMCO

Scope	Interior/Exterior
Redevelopment Investment ($M)	$ 17
Investment / Unit	$ 54,468

Building and Site Improvements:

- Installed new Hardie brand siding and trim on all building exterior surfaces.
- Replaced all wood windows with new bronze aluminum insulated windows.
- Replaced existing railings on all balconies and breezeways with new powder-coated aluminum railings. Replaced all screened patio enclosures with new integrated screen and rail system.
- Replaced all building lights with energy efficient fixtures.
- Installed new 30 year architectural shingles
- Installed new landscaping and irrigation around all buildings and common areas.
- Renovated the existing compactor enclosure and installed new equipment.

Before







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The Lodge on the Chattahoochee Redevelopment Unit Upgrades: Kitchens: Installed new wood cabinets, countertops, sinks and appliances. Bathrooms: Replaced tubs and shower surrounds, vanities, toilets, mirrors and accessories. Replaced all interior doors with new 2-panel arch-top doors and new brushed nickel hardware. Replaced all flooring with new carpet and sheet vinyl. Replaced all light fixtures. Added new 2" plantation blinds in all units. Replaced all water heaters, air handlers and condenser units and installed digital thermostats for improved energy consumption. Replaced all washers and dryers with new GE appliances. After Renovated and expanded the existing leasing office / clubroom to create additional space and improve functionality. Added a fitness center, business center, catering kitchen. Removed the existing tennis court and replaced it with a playground and a sport court. Constructed a new stone terrace overlooking the Chattahoochee River. Updated the existing dock and stair access. Added boat racks and kayaks for use by residents. Updated the pool area with new paver decking, fencing, planter areas, furniture, barbecue grilling areas, and a large water feature. Installed Wi-Fi access at all pool areas and amenity buildings. Constructed a riverfront walking trail with path lighting. Common Areas, Leasing Path & Amenities:

The Vinings Mountain Communities The Peak Lakeside The Views

The Vinings Mountain Communities Gated Entrance Full Concierge Service Clubhouse Fitness Center Business Center Tennis Court Wine Tasting Room Movie Screening Room Air Conditioning Washer / Dryer Microwave Fireplace Climate Control French Doors Wet Bar Dry Bar Wood Floors Sunroom Vaulted Ceilings Community Features: Unit Features Include: The Peak, Lakeside & The Views Game Room Massage Room Golf Simulator Putting Green Barbecue Area Swimming Pool Free WiFi Business Center

The Vinings Redevelopments

AIMCO

Before

Scope:	Interior/Exterior
Investment ($M):	
The Peak	$ 15
Lakeside	$ 13
The Views	$ 12
Total	$ 40
Investment/Unit:	
The Peak	$ 54,129
Lakeside	$ 58,698
The Views	$ 68,406
Average	$ 59,386









Building and Site Improvements:

- Installed new Hardie brand siding and trim on all building exterior surfaces.
- Replaced all windows with new bronze aluminum insulated windows.
- Replaced existing railings on all balconies and breezeways with new powder-coated aluminum railings.
- Replaced all building lights with energy efficient fixtures.
- Installed new 30 year architectural shingles.
- Applied a durable skim coat finish to all breezeways and landings.
- Installed all new building, unit and site signage. Installed new landscaping around all buildings and common areas.
- Replaced all retaining walls throughout the site.
- Added controlled access gates and stamped concrete aprons to all property vehicular entry and exit points.
- Renovated the existing compactor enclosures and installed new equipment.
- Constructed 60 new garages.

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After The Vinings Redevelopments Unit Upgrades: Kitchens: Installed new wood cabinets, countertops, sinks and appliances. Bathrooms: Replaced tubs and shower surrounds, vanities, toilets, mirrors and accessories. Replaced all interior doors with new 2-panel arch-top doors and new brushed nickel hardware. Replaced all flooring with new carpet, ceramic tile and vinyl plank wood. Replaced all light fixtures. New 2" faux wood blinds in all units. Replaced all water heaters, air handlers and condenser units and installed digital thermostats for improved energy consumption. Replaced all washers and dryers with new GE appliances. Constructed two new amenity buildings featuring two fitness centers with separate yoga rooms, two club rooms, two game rooms, a wine tasting room, an HD golf simulator, an outdoor fire pit, a spa treatment room and a business center. Renovated a third amenity building that features a club room, a business center and a movie screening room. Renovated and expanded the existing leasing office in order to create additional space and improve functionality. Renovated the existing business office and improved the interior layout. Renovated the remaining tennis court and removed two others to create large green spaces for outdoor activities. Updated all three pool areas with new paver decking, fencing, planter areas, furniture, and barbecue grilling areas. Installed Wi-Fi access at all pool areas and amenity buildings. Added a carwash facility.0 Constructed a large dog park to service all three communities. Common Areas, Leasing Path & Amenities:

Miami - Atlanta Property Tour April 6 - 7, 2011 AIMCO